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                                 EMPLOYMENT AGREEMENT



         THIS EMPLOYMENT AGREEMENT is made the 12th day of June 1996 (the "Effective Date") by and between PANAVISION INTERNATIONAL, L.P., a Delaware limited partnership, whose principal office is located at 140 East 45th Street, New York, New York (the "Employer"), and WILLIAM C. SCOTT III, having an office at 140 East 45th Street, 35th Floor, New York, New York (the "Executive").

                                       RECITALS


         WHEREAS, pursuant to the terms of that certain employment agreement, dated as of June 1, 1991, by and between the Employer and the Executive, and amended by an extension agreement, dated as of May 31, 1995 (together, the "Old Agreement"), the Executive is currently an employee of the Employer.

         WHEREAS, the Employer desires to continue to employ the Executive in an executive capacity and to be assured of his services as such on the terms and conditions hereinafter set forth, and the Executive is willing to accept such employment on such terms and conditions.

         WHEREAS, the Employer and the Executive intend and desire that the Old Agreement be superseded by this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and such other good and valuable consideration; the receipt and adequacy of which are hereby acknowledged, the Employer and the Executive hereby agree as follows:

         1. TERMINATION OF THE OLD AGREEMENT. The parties hereto agree that effective on the date hereof the Old Agreement shall terminate and be of no further force and effect and that no party shall have any further rights or obligations under the Old Agreement other than such rights or obligations which may have accrued prior to the date hereof.

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         2.   TERM.  The Employer hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Employer, as Chairman and Chief Executive Officer for a period commencing on the Effective Date, and ending on the third anniversary of the Effective Date (such period, subject to early termination as provided herein, being herein referred to as the "Employment Period", and the period commencing on the Effective Date and ending on June 11, 1997 and any year commencing on any subsequent anniversary of the Effective Date during which the Executive is employed by the Employer, being herein referred to as an "Employment Year").


              3. EXECUTIVE DUTIES. (a) The Executive shall have such duties, responsibilities and authority as are reasonable and customary for a chairman and chief executive officer and such other duties, responsibilities and authority of a similar nature as the Board of Directors of the general partner of the Employer from time to time shall designate, and in carrying out such duties and responsibilities, and exercising such authority, the Executive shall report to and consult with the Board of Directors of the general partner of the Employer. The Executive shall devote his full time, energy and skill during regular business hours to the business and affairs of the Employer and its subsidiaries and to the promotion of their interests; provided, however, that the Executive shall be permitted to devote a portion of his time during regular business hours to the business and affairs of Lee International, Inc., a Delaware corporation ("Lee International"), in his capacity as an officer of Lee International and in connection with efforts to sell all or any part of the operating assets and businesses of Lee International and its subsidiaries. Without limiting the generality of the foregoing, the Executive shall, if requested by the Employer, serve as an executive officer and director of the general partner and/or one or more subsidiaries of the Employer. The Executive shall faithfully and diligently discharge his duties hereunder and use his best reasonable efforts to implement the policies established by the Employer.

              (b) The principal place of performance by the Executive of his duties hereunder shall be in New York City, and the Employer will provide the Executive with suitable


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office space and services in New York City for this purpose, but the Executive acknowledges that he will be required to travel frequently to and expend substantial periods of time in the United Kingdom, Los Angeles and its suburbs, and other locations in which the Employer and its subsidiaries and affiliates conduct their activities.

              (c) Throughout the Employment Period, the Employee shall not, directly or indirectly, engage in activities which would interfere with the faithful performance of his duties hereunder.

              4. COMPENSATION. (a) As compensation for the Executive's services during the Employment Period, the Employer shall pay him a base salary at the rate of $800,000 per annum, payable in arrears in equal installments twice monthly, or at such other times as may be mutually agreed upon between the Employer and the Executive. The foregoing base salary may be increased but not decreased upon annual review in the sole discretion of the Employer. Except as set forth herein, or as otherwise approved by the Board of Directors of the general partner of the Employer, the Employee shall not be entitled to receive any other cash compensation, bonus or compensation from the Employer or any subsidiary of the Employer. The Executive shall also be entitled to the medical and other benefits made available to other high ranking executives of the Employer.

              (b) The Employer and the Executive agree that bonuses to be granted to the Executive shall be granted pursuant to the terms of the Executive Incentive Compensation Plan of the Employer as in effect from time to time.

              (c) The Employer and the Executive agree that options to be granted to the Executive shall be non-qualified and shall be granted pursuant to the terms of the Stock Option Plan of the general partner of the Employer as in effect from time to time.

              5. EXPENSES. All reasonable and accountable travel and other expenses incident to the rendering of services by the Executive hereunder shall be paid by the Employer. If any such expenses are paid in the first instance by the Executive, the Employer shall reimburse him


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therefor on presentation of expense accounts for any such expenses.

              6.   TERMINATION

              (a) For the purposes of this Agreement, the following terms shall be accorded the following meanings:

         (i) "Involuntary Termination" shall mean the termination of the Executive's employment (A) by the Employer, other than for Cause (as defined below), or (B) by the Executive for Good Reason (as defined below).

         (ii) "Voluntary Termination" shall mean the termination by the Executive of his employment other than as a result of death, Disability (as defined below) or Good Reason.


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         (iii)     "Cause" shall mean: (A) indictment of the Executive for any felony involving dishonesty or moral turpitude; (B) embezzlement or misappropriation of funds or property of the Employer or its affiliates by the Executive; (C) the Executive's willful refusal to obey or perform lawful written directions of the Board of Directors of the general partner of the Employer consistent with the Executive's position as Chairman and Chief Executive Officer, after written notice and reasonable opportunity to cure; (D) the Executive's chronic absenteeism after written notice and reasonable opportunity to be heard; (E) the Executive's chronic alcoholism or other form of substance addiction after written notice and reasonable opportunity to be heard; or (F) the Executive's willful and material breach of his duties and obligations hereunder, after written notice and reasonable opportunity to cure. In any event, upon termination of the Executive for Cause, the Employer shall give him written notice thereof specifying the grounds for such termination, and the Executive shall be afforded an opportunity to be heard, together with his counsel, at a meeting with the Employer, to appeal such termination.

         (iv) "Disability" shall mean the Executive's inability to perform properly his duties hereunder for a period of 120 consecutive days, or for a period of 120 nonconsecutive days during any consecutive six month period, by reason of medical, emotional, or mental injury, illness, disease or defect.

         (v) "Good Reason" shall mean: (A) a breach by the Employer of its obligations under Section 3(b) hereunder; (B) a material diminution in the Executive's responsibilities with respect to the management of the Employer or his authority within the Employer; (C) a decrease in the Executive's salary or a significant decrease in the Executive's benefits; or (D) assignment to inappropriate duties with respect to management of the Employer or his authority within the Employer.


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         (vi)      "Change of Control" shall have occurred at such time as: (i)
                   Warburg Pincus Capital Company, L.P., either directly or through one or more affiliated entities ("WP"), is no longer the largest single beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of the outstanding common stock, par value $.01 per share (the "Common Stock"), of the general partner of the Employer; PROVIDED, that if WP fails to remain the largest single beneficial owner of the Common Stock because WP distributed the Common Stock to its limited partners, then no Change of Control shall have occurred unless and until
                   (a) an unaffiliated third party becomes the beneficial owner of more than 30% of the outstanding Common Stock or (b) there is a successful hostile proxy contest pursuant to which a majority of the incumbent Board of Directors of the general partner of the Employer is replaced; (ii) a merger, consolidation or other similar transaction of, or in respect of, the general partner of the Employer or the Employer occurs which results in the failure by WP to directly or indirectly remain the largest single beneficial owner of the common stock or other equity equivalent of the surviving entity in such merger, consolidation or similar transaction; or (iii) there is any liquidation or dissolution of the general partner of the Employer or the Employer.

              (b) If the Executive's employment with the Employer is terminated (i) by Voluntary Termination (except during the period commencing six months following a Change of Control and ending twelve months following a Change of Control) or (ii) for Cause, the Employer shall pay the Executive only an amount equal to his base salary and all previously unreimbursed expenses through and including the date of termination, and the Executive shall have no further obligations, duties or rights under this Agreement, except as set forth in Sections 7, 8 and 9.

              (c) Upon a Voluntary Termination during the period commencing six months following a Change of Control and ending twelve months following a Change of Control or an Involuntary Termination at any time, the Employer shall pay


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the Executive (i) an amount equal to the greater of (x) $1,600,000 or (y) twice the annual base salary payable to the Executive immediately prior thereto, such amount to be payable in a lump sum, and (ii) all accrued but previously unpaid salary, bonuses and unreimbursed expenses through the date of termination. The Executive shall thereupon have no further obligations, duties or rights under this Agreement, except as set forth in Sections 7, 8 and 9.

              (d) Upon a termination by reason of death or Disability, the Employer shall pay the Executive or his representative, estate, heirs or legatees, in a lump sum payment, an amount equal to the greater of (i) $800,000 or (ii) the Executive's annual base salary then in effect, as well as all accrued but previously unpaid salary or bonuses and unreimbursed expenses through the date of termination, payable in a lump sum. The Executive, or his representative, estate, heirs or legatees, shall thereupon have no further obligations, duties or rights under this Agreement, except as set forth in Sections 7, 8 and 9.

                   7.   CONFIDENTIAL INFORMATION

              (a) The Executive agrees not to disclose or use, at any time, except in pursuit of the business of the Employer, any confidential information of the Employer, whether the Executive has such information in his memory or embodied in writing or other physical form. For purposes of this Agreement the phrase "confidential information of the Employer" means all information which is known only to the Employer's employees (including former Employer employees or employees of affiliated companies) or others in a confidential relationship with the Employer, and (i) relates to specific technical matters, such as designs, plans, diagrams, reports, promotional, sales or operational procedures and materials of the Employer or (ii) relates to the identity or solicitation of suppliers, customers or accounting procedures of the Employer or other business practices of the Employer which are unique to the Employer.

              (b) The Executive agrees not to remove from the premises of the Employer, except in pursuit of the business of the Employer, any document or object containing or reflecting any confidential information of the Employer, and the Executive recognizes that all such documents and


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objects, whether developed by the Executive or by someone else for the Employer, are the exclusive property of the Employer.

              (c) Upon termination of the Executive's employment by the Employer, the Executive will not divulge the above-mentioned information to any of the Employer's competitors or use such information in any other way that will be in competition with the Employer.

         8.   NONCOMPETITION.

         The Executive agrees that, for a period commencing with the Effective Date and ending 24 months after the termination of the Employment Period, other than by reason of an Involuntary Termination, he will not, either directly or indirectly (whether as principal, agent, manager, director, employee, officer, contractor, consultant, stockholder, partner or otherwise, except as a passive investor with less than a 5% equity interest), compete with the Employer in any business in which the Employer competes or engages during the Employment Period. The Executive also agrees that, during the Employment Period, and during the period ending 24 months after the termination for any reason of the Employment Period, he will not solicit or encourage any persons who, within six (6) months prior to the expiration of the Employment Period, were employees of the Employer (or its affiliated companies) to (i) terminate their employment with the Employer (or any of its affiliated companies) or (ii) become affiliated with any company or business which is in a similar business to that of the Employer (or any of its subsidiaries or affiliated companies) and in which the Executive, either directly or indirectly (whether as principal, agent, manager, director, employee, officer, contractor, consultant, stockholder, partner or otherwise) has an interest.

         The Executive agrees that the remedy at law for any breach by him of Sections 7 or 8 will be inadequate and that the Employer shall be entitled to temporary and permanent injunctive relief for any such breach without the necessity of proving actual damages.

         The Employer and the Executive acknowledge that the provisions of Sections 7 and 8 are reasonable in scope,


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necessary for the Employer's business and goodwill and form an essential part of the consideration for which the Employer is willing to enter into this Agreement. It is the intent of the parties hereto that the provisions of Sections 7 and 8 be enforced to the fullest extent permissible under the laws and public policies applicable in each jurisdiction in which enforcement is sought. Accordingly, if any provision of Sections 7 and 8 shall be adjudicated to be invalid, ineffective or unenforceable, the remaining provisions shall not be affected thereby. The invalid, ineffective or unenforceable provision shall, without further action by the parties, be amended automatically to effect the original purposes and intent of the invalid, ineffective or unenforceable provision; provided, however, that any such amendment shall apply only with respect to the operation of such provision in the particular jurisdiction with respect to which such adjudication is made.

         Any restriction contained in this Agreement or in any agreement provided for herein or contemplated hereby which is subject to registration under the Restrictive Trade Practices Act of 1976 shall come into effect on the day following the day on which particulars of this Agreement and of any such arrangement have been furnished to the Office of Fair Trading (or on such later date as may be provided for in relation to any such restriction), and the parties hereto agree to cooperate to furnish such particulars to the office of Fair Trading within 10 business days after the date hereof.

         9. INDEMNIFICATION. The Employer agrees (i) to indemnify, defend and hold the Executive harmless against any and all expenses (including attorney's fees and expenses), losses and judgments, fines and amounts paid in settlement actually and reasonably incurred by the Executive arising out of any claim, suit, action or proceeding brought against the Executive by reason of the Executive's service as an officer, director or employee of the Employer or any of its subsidiaries or affiliates, or Lee International or any of its subsidiaries or affiliates, whether before or after the Effective Date, including without limitation any such claim, suit, action or proceedings in which it is alleged that the Executive's participation in the management or control of the Employer, the Executive's direct or indirect ownership of limited partnership interests in the


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Employer or any other activity or circumstance renders the Executive liable for the debts or other obligations of the Employer as general partner or otherwise, and (ii) to advance to the Executive all costs and expenses of defending or investigating any such claim, suit, action or proceedings as they are incurred, all to the full extent permitted by law; provided, however, that nothing herein is meant, or shall be construed to require the Employer (a) to indemnify the Executive against or pay or reimburse the Executive for any legal or other expenses incurred in defending any bona fide attempt by the Employer to terminate the Executive's employment for Cause, (b) to indemnify the Executive against, or pay or reimburse the Executive for any legal or other expenses, losses, judgments or fines incurred by the Executive in defending any criminal action seeking the Executive's conviction for a felony or a bona fide civil action to recover funds or property of the Employer or its affiliates embezzled or otherwise misappropriated by the Executive, or for damages resulting from any such act by the Executive or (c) to indemnify the Executive against, or pay or reimburse the Executive for (i) any amounts which may have been previously distributed to WCS Panavision Corporation, a Delaware corporation which was formerly owned by the Executive, in its capacity as a limited partner of the Employer as a return of capital or otherwise and must, pursuant to the provisions of Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (the "Delaware Limited Partnership Act") or a successor provision, be returned to the Employer for the benefit of the Employer or its creditors or
(ii) any legal or other expense incurred in defending any action, suit or proceeding in which the Executive is held liable by a court of competent jurisdiction, in a decision which is not subject to further appeal, to any third party transacting business with the Employer pursuant to the provisions of the Delaware Limited Partnership Act solely as a result of affirmative representations by the Executive to such third party that he is a general partner of the Employer and any losses, judgments or fines incurred by the Executive in connection therewith.

         10. GENERAL. This Agreement is further governed by the following provisions:


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              (a)  NOTICES.  All notices relating to this Agreement shall be in writing and shall be either personally delivered, sent by telex or facsimile or mailed by certified mail, return receipt requested, to be delivered at such address as is indicated below, or at such other address or to the attention of such other person as the recipient has specified by prior written notice to the sending party. Notice shall be effective when so personally delivered, one business day after being sent by telex or facsimile or three days after being mailed.

                To the Employer:

                   c/o Warburg, Pincus Capital Company, L.P.
                   466 Lexington Avenue
                   New York, New York 10017
                   Attention: Joanne R. Wenig

                With a copy to:

                   Christopher E. Manno, Esq.
                   Willkie Farr & Gallagher
                   One Citicorp Center
                   153 East 53rd Street
                   New York, New York 10022

                To the Executive:

                   William C. Scott III
                   25 East 86th Street
                   New York, New York 10028

                With a copy to:

                   Stephen W. Schwarz, Esq.
                   Patterson, Belknap, Webb & Tyler LLP
                   1133 6th Avenue
                   New York, New York 10036

              (b) PARTIES IN INTEREST. This Agreement shall be nondelegable by the Executive, and shall be binding upon, and inure to the sole benefit of the Executive (and, to the extent explicitly set forth, his representative, estate, heirs and legatees) . This Agreement shall be binding upon and inure to the benefit of the Employer and any corporation


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or other entity succeeding to all or substantially all of the business and assets of the Employer by merger, consolidation, purchase of assets or otherwise.

              (c) ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Executive by the Employer and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

              (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of law provisions thereof).

              (e) SEVERABILITY. In the event that any term or condition contained in this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable or condition had never been contained herein.


              IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                       PANAVISION INTERNATIONAL, L.P.
                                       By:  WP/GP, INC., its General
                                            Partner

                                       By: /s/ Joanne R. Wenig
                                           -------------------
                                       Name:   Joanne R. Wenig
                                       Title:  Vice President


                                       /s/ William C. Scott III
                                       ------------------------
                                       WILLIAM C. SCOTT III



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